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                                                                    Exhibit 16.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
June 13, 2002


Dear Sir/Madam:

We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated June 13, 2002, of Casella Waste Systems, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




                                                   /S/ KPMG LLP
                                                   -----------------------
                                                       KPMG LLP


cc: Mr. Richard A. Norris, Senior Vice President and
    Chief Financial Officer